Exhibit 10.2
Option No.: NQ-
TENSAR HOLDINGS, INC.
2005 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
     Tensar Holdings Inc., a Delaware corporation (the “Company”), hereby grants an option to purchase shares of its Common Stock, par value $.01 per share (the “Common Stock”), to the optionee named below, subject to the vesting and other terms and conditions set forth in the attached Agreement and in the Company’s 2005 Stock Incentive Plan (the “Plan”). Capitalized terms used herein which are defined in the Plan shall have the meanings set forth in the Plan, unless otherwise defined herein.
Grant Date:
Name of Optionee:
Optionee’s Social Security Number:
Number of Shares of Common Stock Covered by Option:
Option Price per Share of Common Stock:
     By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that this Agreement will control in the event any provision of the Plan is inconsistent herewith.

Optionee:
(Signature)

Company:
Philip D. Egan President & CEO
Attachment
This is not a stock certificate or a negotiable instrument

TENSAR HOLDINGS INC.
2005 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT

Nonqualified Stock Option	This option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.

Vesting	25% of the total number of shares covered by this grant as shown on the cover sheet shall vest upon each of the first, second, third and fourth anniversary dates of the Grant Date, provided you are then still in Service. Vesting in any remaining shares shall terminate, and your rights in any such unvested shares shall expire, immediately upon the date of your termination of Service for any reason. This option may be exercised, in whole or in part, to purchase a whole number of shares of not less than 100 shares of Common Stock, unless the number of shares purchased is the total number available for purchase under the option, by following the procedures set forth in the Plan and below in this Agreement, and in the Plan.

Term	Your option will expire in any event at the close of business at Company headquarters on the day before the tenth (10th) anniversary of the Grant Date, as shown on the cover sheet. Notwithstanding the foregoing, in the event your Service terminates for Cause, then you shall immediately forfeit all rights to your option and the option shall immediately expire.

Leaves of Absence	For purposes of this option, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating 90 days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work. The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan

Notice of Exercise	When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares of Common Stock should be registered (in your name only or in your and your spouse’s names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	When you submit your notice of exercise, you must include payment of the Option Price for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

• Cash, a cashier’s check, a money order, or such other form of consideration as is acceptable to the Company in its sole discretion.

• To the extent a public market for the Common Stock exists, as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Common Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Option Price and any withholding taxes.

Withholding Taxes	You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or the sale of Common Stock acquired under this option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

Tax Spread Payment	In connection with your exercise of options under this Agreement, and provided the Company is in compliance with its covenants and other loan obligations to its lenders at the time, the Company shall pay you in a lump sum cash payment, within five (5) calendar days of such exercise, an amount equal to the product of (1) the difference between your individual federal tax rate in effect at the time of exercise (including your Medicare tax obligation) and the long-term federal capital gains tax rate in effect at the time of exercise and (2) the difference between the Fair Market Value of the applicable shares of Common Stock and the aggregate per share Option Price per share for the Common Stock (the “Tax Spread”), which Tax Spread payment shall be grossed up for applicable federal (including your Medicare tax obligation) and state personal income taxes so that you net, after such taxes, an amount equal to the Tax Spread. Any such payment to you hereunder shall be supported by accurate and complete documentation provided to and approved by the Company’s Chief Financial Officer (which documentation may include, if requested, a copy of your state and federal income tax return).

If your Service terminates for reasons other than Cause or your voluntary resignation, you will be entitled to a Tax Spread payment as and when provided above. If your Service terminates for Cause or as a result of your voluntary resignation, then (i) you immediately forfeit your right to the Tax Spread payment, and (ii) if you have been provided any Tax Spread payment(s) hereunder within 180 days of such termination for Cause or voluntary resignation, then you shall be required to reimburse the Company within 30 days of such termination (or the Company may deduct, and you hereby authorize such deduction) the full amount of such payment(s) made to you.

Transfer of Option	During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the option. You cannot transfer or assign this option. For instance, you cannot sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your option in any other way.

Market Stand-off Agreement	In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933 (the “Securities Act”), including the Company’s initial public offering, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares of Common Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters.

Investment Representation	If the sale of Common Stock under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Common Stock being acquired upon exercise of this option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

The Company’s Right of First Refusal	In the event that you propose to sell, pledge or otherwise transfer to a third party any Common Stock acquired as a result of the exercise of the option granted under this Agreement, or any interest in such Common Stock, the Company shall have a “Right of First Refusal” with respect to all (and not less than all) of such shares of Common Stock. If you desire to transfer Common Stock so acquired under this Agreement, you must give a written “Transfer Notice” to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee.

The Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the shares. The Company shall have the right to purchase all, and not less than all, of the shares of Common Stock on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company.

If the Company fails to exercise its Right of First Refusal within thirty (30) days after the date when it received the Transfer Notice, you may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Common Stock that is the subject of the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Common Stock on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Common Stock was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Common Stock with lawful money equal to the present value of the consideration described in the Transfer Notice.

In the case of any purchase of Common Stock under this Right of First Refusal, at the option of the Company, the Company may pay you the purchase price in four or fewer annual installments. Interest shall be credited on the installments at the prime rate as reported in the Wall Street Journal on the date on which the purchase is made. The Company shall pay at least one-fourth of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.

The Company’s rights under this subsection shall be freely assignable, in whole or in part, shall inure to the benefit of its successors and assigns, and shall be binding upon any transferee of the shares of Common Stock.

The Company’s Right of First Refusal shall terminate in the event that the Common Stock is listed on an established national or regional stock exchange, is admitted for quotation on The Nasdaq Stock Market, Inc., or is publicly traded in an established securities market.

Company Repurchase Rights	In the event that your Service terminates for any reason, the Company may, for a period up to two years after such termination, or shall, as hereafter provided, repurchase all or part of the shares of Common Stock acquired by you as a result of the exercise of vested options hereunder (“Option Stock”) and also any vested unexercised options hereunder (“Vested Options”) as follows:

• If you are terminated by the Company for Cause, the Company will repurchase all of your Option Stock at the same Option Price that you originally paid for such shares at the time of exercise. You will forfeit your Vested Options and unvested options.

• If you voluntarily terminate your Service, or your Service terminates due to your death or Disability (as defined below), or you are terminated by the Company without Cause, the Company has the option to repurchase all or part of your Option Stock and Vested Options at their Fair Market Value (less the Option Price per share in the case of your Vested Options) at the end of the quarter prior to the date of such repurchase. Your unvested options will be forfeited.

Payment for the repurchase of Option Stock and Vested Options by the Company will be in the form of cash or, at the Company’s option, in the form of a promissory note (“Note”), and a pledge of the repurchased shares (including the shares represented by the repurchased Vested Options) will be given to you as collateral for the Note. Payments of principal and interest on the Note will be made over 48 months, with interest on the principal amount of the Note computed at the prime rate as reported in the Wall Street Journal on the date the Note is issued. Such Note shall be paid in full immediately prior to a Change of Control. All repurchases of Option Stock and Vested Options will be subject to the Company’s lenders’ loan restrictions that limit all employee stock repurchase payments.

For purposes of this Agreement, “Disability” means you are unable to perform substantially all of your principal duties on behalf of the Company and by reason thereof either you or the Company elects to terminate your employment with the Company. The Company and you agree and covenant to interpret this definition of Disability consistently with the requirements of the Americans with Disabilities Act, the Family and Medical Leave Act and any applicable state law.

Retention Rights	Neither your option nor this Agreement gives you the right to be retained by the Company (or any parent, Subsidiaries or Affiliates) in any capacity. The Company (and any parent, Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

Shareholder Rights	You, or your estate or heirs, have no rights as a shareholder of the Company until a certificate for shares exercised under this option has been issued (or an appropriate book entry has been made). No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made), except as otherwise described in the Plan or this Agreement.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Common Stock, the number of shares covered by this option and the Option Price per share may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your option shall be subject to the terms of any agreement of merger, liquidation or reorganization, or the like, in the event the Company is subject to such corporate activity.

Legends	All certificates representing the Common Stock issued upon exercise of this option shall, where applicable, have endorsed thereon a legend which shall be substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE TRANSFER, ENCUMBRANCE, PLEDGE, ASSIGNMENT OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS AND RESTRICTIONS SPECIFIED IN (1) AN AGREEMENT BY AND BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST, AND (2) A SHAREHOLDERS’ AGREEMENT, DATED AS OF OCTOBER 31, 2005, BY AND AMONG THE COMPANY AND CERTAIN SHAREHOLDERS. A COPY OF THE AGREEMENTS REFERENCED ABOVE MAY BE OBTAINED BY THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Georgia, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement (including the cover sheet) and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. In the event that any provision in this Agreement conflicts with a provision in the Plan, then the provision in this Agreement shall control.

Other Agreements	You agree, as a condition of the grant of this option, that in connection with the exercise of the option, you will execute such document(s) as necessary to become a party to any shareholder agreement, registration rights agreement or other agreement as the

Company may require.
By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

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